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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

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Subsidiaries                                                  Jurisdiction of Incorporation
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URC Holding Company, Inc.                                     Delaware

Subsidiaries of URC Holding Company, Inc.
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B.S. Acquisition Corp.                                        New Jersey
Pizzeria Uno Corporation                                      Delaware
Uno Restaurants, Inc.                                         Massachusetts
Uno Foods Inc.                                                Massachusetts

Subsidiaries of B.S. Acquisition Corp.
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B.S. of Woodbridge, Inc.                                      New Jersey
Uno Bay, Inc.                                                 Pennsylvania

Subsidiaries of Uno Restaurants, Inc.
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8250 International Drive Corporation                          Florida
Aurora Uno, Inc.                                              Colorado
Fairfax Uno, Inc.                                             Virginia
Franklin Mills Pizzeria, Inc.                                 Pennsylvania
Grayborn Buena Vista, Inc.                                    Florida
Herald Center Uno Rest. Inc.                                  New York
Kissimmee Uno, Inc.                                           Florida
Marketing Services Group, Inc.                                Massachusetts
Newington Uno, Inc.                                           Connecticut
Newport News Uno, Inc.                                        Virginia
Newton Takery, Inc.                                           Massachusetts
Paramus Uno, Inc.                                             New Jersey
Pizzeria Due, Inc.                                            Illinois
Pizzeria Uno, Inc.                                            Illinois
Pizzeria Uno of Albany Inc.                                   New York
Pizzeria Uno of Altamonte Springs, Inc.                       Florida
Pizzeria Uno of Annapolis, Inc.                               Maryland
Pizzeria Uno of Ballston, Inc.                                Virginia
Pizzeria Uno of Bay Ridge, Inc.                               New York
Pizzeria Uno of Bayside, Inc.                                 New York
Pizzeria Uno of Bethesda, Inc.                                Maryland
Pizzeria Uno of Brockton, Inc.                                Massachusetts
Pizzeria Uno of Buena Vista, Inc.                             Florida
Pizzeria Uno of Buffalo, Inc.                                 New York
Pizzeria Uno of Columbus Avenue, Inc.                         New York
Pizzeria Uno of Dock Square, Inc.                             Massachusetts
Pizzeria Uno of East Village Inc.                             New York
Pizzeria Uno of 86th Street, Inc.                             New York
Pizzeria Uno of Fair Oaks, Inc.                               Virginia
Pizzeria Uno of Fairfield, Inc.                               Missouri
Pizzeria Uno of Forest Hills, Inc.                            New York
Pizzeria Uno of Harbor Place, Inc.                            Maryland
Pizzeria Uno of Kingston, Inc.                                Massachusetts
Pizzeria Uno of Lynbrook Inc.                                 New York
Pizzeria Uno of Norfolk, Inc.                                 Virginia
Pizzeria Uno of Paramus, Inc.                                 New Jersey
Pizzeria Uno of Penn Center, Inc.                             Pennsylvania
Pizzeria Uno of Reston, Inc.                                  Virginia
Pizzeria Uno of South Street Seaport, Inc.                    New York
Pizzeria Uno of Springfield, Inc.                             Massachusetts


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Pizzeria Uno of Syracuse, Inc.                                New York
Pizzeria Uno of Union Station, Inc.                           District of Columbia
Pizzeria Uno of Washington, DC, Inc.                          District of Columbia
Pizzeria Uno of Westfarms, Inc.                               Connecticut
Plizzettas of Burlington, Inc.                                Vermont
Plizzettas of Concord, Inc.                                   New Hampshire
Plizzettas of North Attleboro, Inc.                           Massachusetts
Plizzettas of Paoli, Inc.                                     Pennsylvania
Sewell Corporation                                            Illinois
Spinoccoli of Keene, Inc.                                     New Hampshire
Su Casa, Inc.                                                 Illinois
Uno of Astoria, Inc.                                          New York
Uno of Auburn, Inc.                                           Massachusetts
Uno of Aurora, Inc.                                           Illinois
Uno of Bangor, Inc.                                           Maine
Uno of Crestwood, Inc.                                        Illinois
Uno of Daytona, Inc.                                          Florida
Uno of Dulles, Inc.                                           Virginia
Uno of Falls Church, Inc.                                     Virginia
Uno of Georgesville, Inc.                                     Ohio
Uno of Greenwood, Inc.                                        Colorado
Uno of Gurnee Mills, Inc.                                     Illinois
Uno of Hagerstown, Inc.                                       Maryland
Uno of Haverhill, Inc.                                        Massachusetts
Uno of Henrietta, Inc.                                        New York
Uno of Highlands Ranch, Inc.                                  Colorado
Uno of Indiana, Inc.                                          Indiana
Uno of Kingstowne, Inc.                                       Virginia
Uno of Kirkwood, Inc.                                         Missouri
Uno of Lombard, Inc.                                          Illinois
Uno of Manassas, Inc.                                         Virginia
Uno of Manchester, Inc.                                       Connecticut
Uno of Massachusetts, Inc.                                    Massachusetts
Uno of New Jersey, Inc.                                       New Jersey
Uno of Providence, Inc.                                       Rhode Island
Uno of Schaumburg, Inc.                                       Illinois
Uno of Smithtown, Inc.                                        New York
Uno of Smoketown, Inc.                                        Virginia
Uno of Tennessee, Inc.                                        Tennessee
Uno of Victor, Inc.                                           New York
Uno Restaurant of Columbus, Inc.                              Ohio
Uno Restaurant of Great Neck, Inc.                            New York
Uno Restaurant of St. Charles, Inc.                           Maryland
Uno Restaurant of Woburn, Inc.                                Massachusetts
Uno Restaurants of New York Inc.                              New York
Waltham Uno, Inc.                                             Massachusetts
Westminster Uno, Inc.                                         Colorado

Subsidiary of Uno Restaurants of New York Inc.
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Pizzeria Uno Massachusetts Business Trust                     Massachusetts

Subsidiary of Sewell Corporation
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Saxet Corporation                                             Delaware
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